UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 20, 2026

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2026, Tadaa Capital Sdn. Bhd. (the “Purchaser”), a subsidiary of Treasure Global Inc (the “Company”) entered into a Share Sale Agreement (the “SSA”) with Wong Lai Hoong, Chan Chee Kae, Angie Wong Lai Mun and Ong Si Zhong a Malaysian company that operates under the name “Cigar Secret” and is principally engaged in the retail sale of tobacco products in specialized stores and the wholesale of tobacco, cigars and cigarettes, as vendors (collectively, the “Vendors”). The SSA provides for the Purchaser’s acquisition of 149,880 ordinary shares of Cigar Secret Sdn. Bhd. (Cigar Secret”), representing approximately 80% of Cigar Secret’s enlarged total share capital, following completion of the proposed capitalization described in the SSA.

The purchase consideration under the SSA is RM2,500,000 (approximately US$611,955.10). The SSA provides that RM2,250,000 (approximately US$550,795.60) of the purchase consideration is payable as a deposit upon execution of the SSA, and that the remaining RM250,000, representing 10% of the purchase consideration, is payable as the balance purchase consideration in accordance with the SSA. Each Vendor is entitled to 25% of the purchase consideration.

The closing of the transactions contemplated by the SSA is subject to the satisfaction or waiver of certain conditions precedent on or before August 31, 2026, subject to a potential extension not exceeding 60 days from the original long stop date. These conditions include, among other things, the Purchaser’s satisfaction with due diligence, execution of the escrow agreement, confirmation of the purchase consideration and valuation by an independent valuer appointed by the Purchaser, receipt of required approvals, confirmation of no material adverse change in Cigar Secret, completion of the proposed capitalization, and the continued accuracy of the parties’ representations and warranties in all material respects.

The SSA provides that completion will occur on the date on which the Purchaser is registered as the proprietor of the sale shares in Cigar Secret’s register of members, the relevant share certificates are cancelled and reissued in favor of the Purchaser, and specified resignations of certain current directors are delivered after or concurrently with the appointment of the Purchaser’s nominee directors. Upon completion, the Purchaser is entitled to exercise majority control and management of Cigar Secret, including the right to appoint directors, officers and authorized signatories in accordance with the shareholders’ agreement contemplated by the SSA. The parties are required to negotiate in good faith and execute a shareholders’ agreement within 60 days after completion, or such longer period as the Purchaser may agree in writing, although completion is not conditional on the execution of that shareholders’ agreement.

The SSA contains customary representations, warranties, covenants and indemnities. The SSA also contains non-competition and non-solicitation covenants applicable to the Vendors and specified related persons for a period commencing on the calendar day immediately following completion and ending on the fifth anniversary of the completion date.

The SSA may be terminated in specified circumstances, including upon certain material breaches, material adverse changes, insolvency events, failure of conditions precedent by the long stop date, illegality or invalidity of the SSA in its entirety, or other events of default set forth in the SSA. If the Purchaser terminates the SSA due to a Vendor event of default, the SSA provides that the Vendors must refund the deposit and other monies paid by the Purchaser within seven days, return any shares of the Company issued in satisfaction of the balance purchase consideration, and pay an amount equal to the deposit as liquidated ascertained damages, without prejudice to other remedies. If the Vendors terminate due to a Purchaser event of default, the SSA provides that the deposit paid by the Purchaser will be forfeited and retained by the Vendors as liquidated ascertained damages.

The SSA is governed by the laws of Malaysia, and each party submits to the exclusive jurisdiction of the courts of Malaysia. The SSA permits disclosure of confidential information where required by applicable law, stock exchange rules, a securities exchange, or a regulatory or governmental body to which a party is subject.

The foregoing description of the SSA does not purport to be complete and is qualified in its entirety by reference to the full text of the SSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the SSA, if the Purchaser elects to satisfy the RM2,250,000 (approximately US$550,795.60) deposit by way of shares of common stock of the Company, the deposit will be satisfied through an escrow realization payment scheme. Under the SSA, the number of escrow shares is calculated by converting the deposit into U.S. dollars using the Bank Negara Malaysia middle rate on the last trading day immediately preceding the agreement date and dividing that amount by the closing price per share of common stock of the Company on the Nasdaq Stock Exchange on the last trading day immediately preceding the agreement date, with fractional shares rounded down. The escrow shares are subject to a six-month trading restriction and are to be sold following the restricted period in accordance with the escrow agreement, with the sale proceeds applied toward payment of the deposit.

The securities, if issued, will be issued in a transaction exempt from registration by Regulation S promulgated under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Share Sale Agreement, dated July 20, 2026, by and among Wong Lai Hoong, Chan Chee Kae, Angie Wong Lai Mun, Ong Si Zhong and Tadaa Capital Sdn. Bhd.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

*	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2026	TREASURE GLOBAL INC

	By:	/s/ Chong Chan “Sam” Teo
	Name:	Chong Chan “Sam” Teo
	Title:	Acting Chief Executive Officer

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